Exhibit 8.1

300 N. LaSalle Dr. Suite 4400 Chicago, IL 60654-3406 +1 312-558-5600 +1 312-558-5700

February 26, 2026

NexPoint Residential Trust, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

Ladies and Gentlemen:

We have acted as counsel to NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”) in connection with the filing on the date hereof of a Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-278402) filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2024 (as amended, the “Registration Statement”), including a base prospectus, dated the date hereof (together with the documents incorporated by reference therein, the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the offering, issuance, and sale by the Company of up to a maximum aggregate offering amount of $250,000,000 of the Company’s common stock, $0.01 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), and warrants to purchase Common Stock, Preferred Stock or any combination thereof (the “Warrants” and together with the Common Stock and the Preferred Stock, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

You have requested our opinion concerning certain U.S. federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon:

(i)	the Registration Statement, including the documents incorporated by reference therein and the information deemed to be part thereof pursuant to Rule 430B under the Securities Act;

(ii)	the Post-Effective Amendment No. 1;

(iii)	the Prospectus, in the form contained in the Registration Statement;

(iv)	the Company’s Articles of Amendment and Restatement (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), in each case, as in effect on the date hereof;

(v)	the Amended and Restated Limited Partnership Agreement of NexPoint Residential Trust Operating Partnership, L.P. (the “OP”), as in effect on the date hereof; and

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(vi)	the resolutions adopted by the Board of Directors of the Company on February 23, 2026.

such other documents, records and instruments that we have deemed necessary or appropriate for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement (as the same may be amended or supplemented from time to time) concerning the business, assets and governing documents of the Company and its subsidiaries. We have also been furnished with, and have relied upon, certain representations made by the Company and its subsidiaries with respect to certain factual matters set forth in a certificate of an authorized and knowledgeable (with respect to the matters therein) officer of the Company, dated as of the date hereof (the “Officer’s Certificate”).

In our capacity as counsel to the Company we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have not made an independent investigation or audit of the facts set forth in the above referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we undertake no responsibility to update this opinion after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the “IRS”) or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

(1)

during the period commencing with the Company’s taxable year ended December 31, 2015 through its taxable year ended December 31, 2025, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2026 and for future taxable years; and

February 26, 2026

(2)

the statements set forth in the Prospectus constituting part of the Registration Statement under the caption “U.S. Federal Income Tax Considerations” insofar as such statements purport to summarize U.S. federal income tax laws or provisions of documents referred to therein, present fair summaries of such laws and documents in all material respects.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn LLP undertakes no responsibility to review, and will not review, the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company’s operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year has satisfied the requirements under the Code for qualification and taxation as a REIT.

Other than as expressly stated above, we express no opinion on any issue relating to the Company, the OP, the Adviser or any of the Company’s subsidiaries or to any investment therein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the captions “U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus constituting a part of such Registration Statement. We further consent to the incorporation by reference of this opinion and consent into any registration statement or post-effective amendment to the Registration Statement filed under the Securities Act with respect to the Securities. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Winston & Strawn LLP